Exhibit 99.1

CONTACT INFORMATION:
Investors and Media
Julie D. Tracy
Vice President, Investor Relations and Corporate Marketing
408-548-6500
jtracy@kyphon.com

Kyphon Reports Third Quarter 2006 Financial Results

SUNNYVALE, Calif., November 1, 2006 (PR NEWSWIRE) -- Kyphon Inc. (Nasdaq:KYPH) today announced that net sales for the quarter ended September 30, 2006 totaled $102.7 million, an increase of 30% over the $79.0 million in net sales reported for the third quarter of 2005.

Net income for the third quarter of 2006 decreased 19% to $9.5 million, or $0.21 per diluted share, compared to net income of $11.8 million or $0.26 per diluted share for the same period in 2005, which lacked any FAS 123(R) charges. Excluding the FAS 123(R) stock-based compensation charges, non-GAAP net income for the third quarter of 2006 compared to the same period a year ago increased 22% to $14.3 million, or $0.31 per diluted share. A reconciliation of GAAP and non-GAAP operating results is provided below.

Kyphon's revenues for the third quarter included $82.5 million in net sales in the United States and $20.2 million in net sales from its international operations, representing growth in those markets of 23% and 66%, respectively, over the third quarter of 2005.

For the nine-month period ended September 30, 2006, Kyphon reported net sales of $295.2 million, an increase of 34% over the $220.3 million reported for the same period in 2005. Net income for the first nine months of 2006 increased 5% to $27.5 million or $0.60 per diluted share, compared to net income of $26.1 million, or $0.58 per diluted share for the same period in 2005. Excluding the FAS 123(R) stock-based compensation charge, non-GAAP net income for the nine-month period ended September 30, 2006 compared to the same period a year ago increased 58% to $41.3 million, or $0.89 per diluted share. A reconciliation of GAAP and non-GAAP operating results is provided below.

"I am very pleased with our third quarter financial performance and the continuing strong adoption of the balloon kyphoplasty procedure by spine specialists to treat their patients who suffer from vertebral compression fractures," said Richard Mott, president and chief executive officer of Kyphon. "The body of clinical evidence supporting the effectiveness and safety of the balloon kyphoplasty procedure continues to grow and demand for training by clinicians remains robust. We believe this reflects, in part, the growing interest shown by the interventional radiology community in performing the balloon kyphoplasty procedure to treat their patients. Over 250,000 patients have been treated by nearly 10,000 clinicians worldwide since we first began commercialization, and we remain focused on making balloon kyphoplasty the standard of care for spinal fractures," concluded Mott.

Financial Outlook for Full-Year 2006 and Quarter Ending December 31, 2006

For the full-year 2006, net sales are targeted to increase approximately 31% versus 2005 to at least $400 million.

For the fourth quarter of 2006, the company anticipates worldwide net sales of at least $105 million, which represents an increase of 22% versus the fourth quarter of 2005.

The full-year 2006 target range for GAAP earnings per diluted share, which includes the impact of the implementation of stock-based compensation under FAS 123(R), is expected to be between $0.84 and $0.87. The target range for non-GAAP earnings per diluted share excluding the impact of FAS 123(R) is $1.23 to $1.26.

For the fourth quarter, the target range for GAAP earnings per diluted share including the impact of FAS 123(R) is $0.24 to $0.26. Excluding the impact of FAS 123(R), non-GAAP earnings per diluted share is targeted to be between $0.34 and $0.36.

Selected Metrics

Kyphon ended the third quarter of 2006 with about 300 device sales representatives in the U.S. Internationally, the company ended the third quarter with approximately 115 sales professionals. Kyphon is planning to end 2006 with approximately 300 to 310 device sales representatives in the U.S., along with approximately 120 to 130 sales representatives outside of the U.S. These sales representatives work with spine specialists worldwide who perform, or who are candidates to perform, the balloon kyphoplasty procedure and the primary care physician community, to educate them about the option of balloon kyphoplasty. To date, approximately 5,800 spine specialists in the U.S. and 4,100 outside the U.S. have been trained to perform balloon kyphoplasty. For the year 2006, Kyphon expects to train a total of approximately 2,300 physicians to perform balloon kyphoplasty procedures, 1,000 in the U.S. and 1,300 outside of the U.S.

Use of Non-GAAP Financial Measures

Kyphon management believes that to properly understand Kyphon's short- and long-term financial trends, investors may wish to consider the impact of certain charges to better understand the Company's operations and financial performance. These charges result from facts and circumstances that vary in frequency and/or impact on continuing operations. In addition, Kyphon management uses results of operations before certain charges to evaluate the operational performance of the company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.

Reconciliation of GAAP and Non-GAAP Operating Results

Non-GAAP third quarter 2006 and nine months ended September 30, 2006 results exclude stock-based compensation charges under FAS 123(R). A reconciliation of Kyphon's non-GAAP operating results to its GAAP operating results for these periods follows (unaudited, in thousands, except per share amounts):

                                               Three Months Ended             Three Months Ended
                                               September 30, 2006             September 30, 2005
                                   ---------------------------------------    ----------------
                                      GAAP     Adjustments (1)   Non-GAAP           GAAP
                                   ---------------------------------------    ----------------
U.S. net sales                    $   82,508  $           --   $   82,508    $         66,863
International net sales               20,170              --       20,170              12,151
                                   ----------  --------------   ----------    ----------------
Net sales                            102,678              --      102,678              79,014
Cost of goods sold                    13,321            (390)      12,931               9,456
                                   ----------  --------------   ----------    ----------------
Gross profit                          89,357             390       89,747              69,558
                                   ----------  --------------   ----------    ----------------
Operating expenses:
    Research and development          10,384            (892)       9,492               6,415
    Sales and marketing               48,609          (2,826)      45,783              36,151
    General and administrative        15,307          (2,582)      12,725               8,280
                                   ----------  --------------   ----------    ----------------
        Total operating expenses      74,300          (6,300)      68,000              50,846
                                   ----------  --------------   ----------    ----------------
Income from operations                15,057           6,690       21,747              18,712
Interest income and other, net         2,254              --        2,254               1,212
                                   ----------  --------------   ----------    ----------------
Income before income taxes            17,311           6,690       24,001              19,924
Provision for income taxes             7,780           1,892        9,672               8,170
                                   ----------  --------------   ----------    ----------------
Net income                        $    9,531  $        4,798   $   14,329    $         11,754
                                   ==========  ==============   ==========    ================
Net income per share:
    Basic                         $     0.21  $         0.11   $     0.32    $           0.27
                                   ==========  ==============   ==========    ================
    Diluted                       $     0.21  $         0.10   $     0.31    $           0.26
                                   ==========  ==============   ==========    ================
Weighted-average shares outstanding:
    Basic                             44,572              --       44,572              43,195
                                   ==========  ==============   ==========    ================
    Diluted                           46,305              83       46,388              45,898
                                   ==========  ==============   ==========    ================

                                               Nine Months Ended              Nine Months Ended
                                               September 30, 2006             September 30, 2005
                                   ---------------------------------------    ----------------
                                      GAAP     Adjustments (1)   Non-GAAP           GAAP
                                   ---------------------------------------    ----------------
U.S. net sales                    $  239,661  $           --   $  239,661    $        188,426
International net sales               55,507              --       55,507              31,848
                                   ----------  --------------   ----------    ----------------
Net sales                            295,168              --      295,168             220,274
Cost of goods sold                    37,474            (947)      36,527              25,875
                                   ----------  --------------   ----------    ----------------
Gross profit                         257,694             947      258,641             194,399
                                   ----------  --------------   ----------    ----------------
Operating expenses:
    Research and development          28,912          (2,793)      26,119              19,513
    Sales and marketing              142,644          (8,355)     134,289             107,310
    General and administrative        43,371          (7,938)      35,433              26,321
                                   ----------  --------------   ----------    ----------------
        Total operating expenses     214,927         (19,086)     195,841             153,144
                                   ----------  --------------   ----------    ----------------
Income from operations                42,767          20,033       62,800              41,255
Interest income and other, net         6,457                        6,457               2,556
                                   ----------  --------------   ----------    ----------------
Income before income taxes            49,224          20,033       69,257              43,811
Provision for income taxes            21,720           6,190       27,910              17,700
                                   ----------  --------------   ----------    ----------------
Net income                        $   27,504  $       13,843   $   41,347    $         26,111
                                   ==========  ==============   ==========    ================
Net income per share:
    Basic                         $     0.62  $         0.31   $     0.93    $           0.61
                                   ==========  ==============   ==========    ================
    Diluted                       $     0.60  $         0.29   $     0.89    $           0.58
                                   ==========  ==============   ==========    ================
Weighted-average shares outstanding:
    Basic                             44,313              --       44,313              42,522
                                   ==========  ==============   ==========    ================
    Diluted                           46,158             159       46,317              45,035
                                   ==========  ==============   ==========    ================

(1) Adjustments consist of stock-based compensation and the related tax effect. FAS 123(R) requires the company to estimate the cost of all forms of employee stock-based compensation, including employee stock options and awards under our employee stock purchase plan (ESPP), and to record a commensurate expense (which is subjective in nature) in the income statement. This non-GAAP presentation is given in part to enhance the understanding of the company's historical financial performance and comparability between periods in light of a change in accounting standards particularly since the company did not include stock-based compensation under FAS 123(R) as an expense in its financial statements prior to January 1, 2006. In addition, the company strongly believes that the non-GAAP presentation to exclude stock-based compensation is relevant and useful information that will be widely used by analysts, investors, and other interested parties in the medical device industry. Accordingly, the company is disclosing this information to permit additional analysis of the company's performance.

Earnings Call Information

Kyphon will host a conference call today at 2:00 p.m. Pacific Time to discuss its third quarter 2006 results and expectations for the remainder of 2006. A live webcast of the call will be available from the Investor Relations section of the company's corporate Web site at www.kyphon.com. The call will be archived on this site for a minimum of two months. An audio replay of the call will also be available beginning from 6:00 p.m. Pacific Time on Wednesday, November 1, 2006, until 12:00 a.m. Pacific Time on Wednesday, November 22, 2006. To access the replay, dial (888) 203-1112 (U.S.) or (719) 457-0820 (International) and enter the access code 2104660.

About Kyphon Inc.

Kyphon develops and markets medical devices designed to diagnose low back pain and restore spinal function using minimally invasive technologies. The company's products are used in balloon kyphoplasty for the treatment of spinal fractures caused by osteoporosis or cancer, and in Functional Anaesthetic Discography™ for the diagnosis of low back pain due to disc degeneration. More information about the company and its products can be found at www.kyphon.com and its patient education Web site, www.spinalfracture.com.

Functional Anaesthetic Discography is a trademark, and Kyphon is a registered trademark, of Kyphon Inc.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward looking statements include, but are not limited to, those that use words such as "believes," "expects," "anticipates," "targets," "intends," "plans," "projects," and words of similar effect, and specifically include the company's future financial projections and anticipated business direction and performance. Forward-looking statements are based on management's current preliminary expectations and are subject to risks, uncertainties and assumptions, which may cause the company's actual results to differ materially from the statements contained herein. Information on potential risk factors that could affect Kyphon, its business and its financial results are detailed in the company's periodic filings with the Securities and Exchange Commission (SEC), including, but not limited to, those risks and uncertainties listed in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations - Factors Affecting Future Operating Results," which can be found in Kyphon's annual report on Form 10-K for the year ended December 31, 2005 filed with the SEC on March 3, 2006 and in Kyphon's quarterly report on Form 10-Q for the quarter ended June 30, 2006 filed with the SEC on August 8, 2006. Kyphon undertakes no obligation to release publicly any revisions to any forward- looking statements contained herein to reflect events or circumstances after the date hereof.

KYPHON INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited; in thousands, except per share amounts)

                                                               Three Months Ended           Nine Months Ended
                                                                  September 30,               September 30,
                                                            ----------------------     -----------------------
                                                               2006        2005           2006         2005
                                                            ----------  ----------     ----------   ----------
U.S. net sales                                             $   82,508  $   66,863     $  239,661   $  188,426
International net sales                                        20,170      12,151         55,507       31,848
                                                            ----------  ----------     ----------   ----------
Net sales                                                     102,678      79,014        295,168      220,274
Cost of goods sold                                             13,321       9,456         37,474       25,875
                                                            ----------  ----------     ----------   ----------
Gross profit                                                   89,357      69,558        257,694      194,399
                                                            ----------  ----------     ----------   ----------
Operating expenses:
    Research and development                                   10,384       6,415         28,912       19,513
    Sales and marketing                                        48,609      36,151        142,644      107,310
    General and administrative                                 15,307       8,280         43,371       26,321
                                                            ----------  ----------     ----------   ----------
        Total operating expenses                               74,300      50,846        214,927      153,144
                                                            ----------  ----------     ----------   ----------
Income from operations                                         15,057      18,712         42,767       41,255
Interest income and other, net                                  2,254       1,212          6,457        2,556
                                                            ----------  ----------     ----------   ----------
Income before income taxes                                     17,311      19,924         49,224       43,811
Provision for income taxes                                      7,780       8,170         21,720       17,700
                                                            ----------  ----------     ----------   ----------
Net income                                                 $    9,531  $   11,754     $   27,504   $   26,111
                                                            ==========  ==========     ==========   ==========
Net income per share:
    Basic                                                  $     0.21  $     0.27     $     0.62   $     0.61
                                                            ==========  ==========     ==========   ==========
    Diluted                                                $     0.21  $     0.26     $     0.60   $     0.58
                                                            ==========  ==========     ==========   ==========
Weighted-average shares outstanding:
    Basic                                                      44,572      43,195         44,313       42,522
                                                            ==========  ==========     ==========   ==========
    Diluted                                                    46,305      45,898         46,158       45,035
                                                            ==========  ==========     ==========   ==========

KYPHON INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited; in thousands)

                                                       September 30, December 31,
                                                           2006          2005
                                                       ------------  ------------
Assets
Current assets:
    Cash and cash equivalents                         $    120,151  $     76,149
    Investments                                            129,574       118,324
    Accounts receivable, net                                64,253        55,480
    Inventories                                             11,677         9,265
    Prepaid expenses and other current assets               23,816        16,387
                                                       ------------  ------------
        Total current assets                               349,471       275,605

Property and equipment, net                                 24,437        15,977
Goodwill and other intangible assets, net                   14,839        15,377
Other assets                                                12,018         9,673
                                                       ------------  ------------
        Total assets                                  $    400,765  $    316,632
                                                       ============  ============

Liabilities and Stockholders' Equity
Current liabilities:
    Accounts payable                                  $      9,522  $      9,308
    Accrued liabilities                                     61,913        49,793
                                                       ------------  ------------
        Total current liabilities                           71,435        59,101

Deferred rent and other                                      5,224         4,051
Contingent purchase price                                    3,459         3,424
                                                       ------------  ------------
        Total liabilities                                   80,118        66,576
                                                       ------------  ------------
Commitments and contingencies

Stockholders' equity:
    Common stock, $0.001 par value per share                    45            44
    Additional paid-in capital                             272,314       231,312
    Treasury stock, at cost                                   (201)         (201)
    Deferred stock-based compensation, net                      --          (116)
    Accumulated other comprehensive income                   2,140           172
    Retained earnings                                       46,349        18,845
                                                       ------------  ------------
        Total stockholders' equity                         320,647       250,056
                                                       ------------  ------------
        Total liabilities and stockholders' equity    $    400,765  $    316,632
                                                       ============  ============